As Filed with the Securities and Exchange Commission on July 7, 2006 File No. 333-132796

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2A-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TECHNOLOGY RESOURCES, INC.
(Name of small business issuer in its charter)
Florida	7361	59-3364116
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	3066 Landmark Blvd. No. 1305
	Palm Harbor, Florida 34684
	(727) 781-3656
	(Address and telephone number of principal executive offices and principal place of business)
	William S. Lee
	3066 Landmark Blvd. No. 1305
	Palm Harbor, Florida 34684
	(727) 781-3656
	(Name, address and telephone number of agent for service)
	Copies to:
	Diane J. Harrison, Esq.
6860 Gulfport Blvd. South No. 162, S. Pasadena, FL 33707
Telephone/Facsimile: 941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Offering Price Per Unit	Proposed Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 (2)	200,000	$1.00	$200,000.00	$21.40
Common Stock par value $0.001 (3)	1,021,000	$1.00	$1,021,000.00	$109.25
Total	1,221,000	$1.00	$1,221,000.00	$130.65

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2) Maximum 200,000 shares of common stock, with no minimum, relate to the Primary Offering by Technology Resources, Inc. on a "self-underwritten" basis.

(3) 1,021,000 shares of common stock relate to the Resale Offering by thirty-five (35) selling security holders. This includes 704,000 shares beneficially owned by our current officers, directors and affiliated persons.

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated July 7, 2006

TECHNOLOGY RESOURCES, INC.
The Securities Being Offered by Technology Resources, Inc. Are Shares of Common Stock
Shares offered by Technology Resources, Inc.:	No Minimum - 200,000 Maximum
Shares offered by Security Holders:	No Minimum - 1,021,000 Maximum

This prospectus relates to 1,221,000 shares of our common stock, 200,000 shares of which are offered for sale in the Primary Offering and 1,021,000 shares of which are owned as of March 15, 2006 and being offered in the Resale Offering, by the affiliated security holders who are named in this prospectus under the caption "Selling Security Holders" must offer and sell their shares for the duration of the offering at the price of $1.00 per share. Non-affiliates must offer and sell their shares at the fixed price of $1.00 until the securities become quoted on a securities market and thereafter at market prices or in negotiated private transactions. The selling security holders may use the services of participating brokers/dealers licensed by the National Association of Securities Dealers, Inc., each of which will receive a commission from the shares offered and sold by such participating broker/dealer.

Up to 200,000 shares of our common stock are being sold by us at $1.00 per share, on a self-underwritten basis, with no minimum. Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price. This prospectus relates to an offering of 200,000 shares of common stock of Technology Resources, Inc. Our 200,000 shares shall be offered for sale for a period of 180 days and we may or may not extend the offering for up to an additional 180 days. The sale of shares of our common stock, which will be offered and sold by us, will be made on a "self-underwritten," “best-efforts” basis by using our officers and directors. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account.

Our offering will commence on the date of this prospectus and will continue until the earlier of 180 days, or the date on which all of the shares offered are sold, or when we otherwise terminate the offering. All shares offered in the secondary offering will terminate simultaneously with the primary offering date. All of the shares to be offered by management in the resale offering must not be sold unless or until the primary offering is sold or each person deemed to be a management person shall have obtained permission from the Board of Directors to sell any of their personal shares during the period the primary offering is open.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 2 before you decide to purchase any of our common stock.

 Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public	$1.00	$200,000.00
Underwriting Discounts and Commissions	-0-	-0-
Proceeds to Technology Resources, Inc.	$1.00	$200,000.00

The date of this prospectus is ____________, 2006

P PROSPECTUS SUMMARY	8
RISK FACTORS	10
Risks Related To the Company.	10
(1) Our Failure to Raise Additional Capital Will Significantly Limit Our Ability to Conduct Our Planned Expansion of Operations	10
((2) May Not(2) We May Not Be Able to Fully Implement Our Expansion Due to Our Lack of Managing a Lar Large Placement Firm	10
(3) We (3) We Have Generated Profits And Losses Since Inception But We May Never Generate Substantial Revenues or Be Profitable in the Future.	10
We Are (4) We Are Dependent on a Key Person with No Assurance That He Will Remain with Us: Losing such a Key Person Could Mean Losing Key Business Relationships We Believe Are Necessary to Our Success	10
(5) Ou (5) Our Competitors Have Greater Financial, Marketing and Distribution Resources than We Do and If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or GenerateProfits	11
(6ere (6) There Relationships Within the Personnel Placement Industry That must Be Developed, and Any Interruption in These Relationships Could Have a Significant Effect on Our Ability to Compete Effectively	11
(7) There Is No Public Market for Our Shares, and There Is No Assurance That One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer	11
Sce We (8) Since We Are Selling up to 200,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence	12
(9) It (9) It May Be Difficult to Effect a Change in Control of Technology Resources, Inc. Without Current Management Consent. Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So	12
(10) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop	13
(11) Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Services Decrease	13
(12) Our Revenues Will Be Greatly Affected by the Demand in the Technology Job Market	13
(13) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price	13
(14) There Is No Assurance That an Investor Will Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment	13
(15) The Penny Stock Rules Could Restrict the Ability of Broker-dealers to Sell Our Shares Having a Negative Effect on Our Offering	14

(16) We Have No Minimum Number of Shares That Must Be Sold Prior to Funds Being Utilized by the Corporation	14
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	18
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK	20
SELLING SECURITY HOLDERS	20
PLAN OF DISTRIBUTION	23
Pri Primary Offering	23
Resale Resale Offering	24
DESCRIPTION OF BUSINESS	26
Business Development	26
Our Business	28
Reports to Security Holders	32
LEGAL PROCEEDINGS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	33
Our Business	33
Results Results of Operations	38
Liquidi Liquidity & Capital Resources	40
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	42
Directo Officers and Executive Officers	42
Background of Executive Officers and Directors	42
AUDIT COMMITTEE	44
DISCLOSURE CONTROLS AND PROCEDURES	44
EXECUTIVE COMPENSATION	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
DESCRIPTION OF SECURITIES	47
INTEREST OF NAMED EXPERTS AND COUNSEL	49
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	49
LEGAL MATTERS	49
EXPERTS	49
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	50
WHERE YOU CAN FIND MORE INFORMATION	50
FINANCIAL STATEMENTS	51
PART II	75
INFORMATION NOT REQUIRED IN THE PROSPECTUS	75
Item 2I Item 24. Indemnification of Directors and Officers	75
Item 25 Item 25. Other Expenses of Issuance and Distribution	75
Item 26. Recent Sales of Unregistered Securities	76
Item 27. Index of Exhibits	77
Item 28. Undertakings	78
SIGNATURES	79

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Technology Resources, Inc. ("TRI" “the Company” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.  All of the figures presented in our selected financial data and in our financial statements reflect net revenue.

The Corporation
Our Business:

We provide employee placement services nationally and internationally with our immediate market in the Tampa Bay region. In conjunction with our current Tampa Bay operation, we have developed a website presence to allow us to be competitive nationally. Our website address is www.technologyresourcesinc.com. Permanent employment staffing, technical and functional, is our emphasis, however, temporary staff augmentation is another ancillary revenue. Accordingly, we have developed a range of services to offer in the consulting industry. These include a full range of business services typically found in small to large executive placement firms such as interviewing candidates, performing reference checks, and developing candidate interviewing techniques. We believe the development of these services allows us to deliver the right candidate for the right position to companies in business today.

Our State of Organization:

We were incorporated in Florida on March 1, 1996, as Integrated Marketing Technology, Inc. Our name was changed to Technology Resources, Inc., on January 1, 1997. Our principal executive offices are located at 3066 Landmark Blvd. No. 1305, Palm Harbor, Florida 34684. Our phone number is (727) 781-3656.

The Offering
Number of Shares Being Offered:

We are offering 200,000 shares of our common stock at $1.00 per share. The selling security holders want to sell up to 1,021,000 shares of common stock at $1.00 per share. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

Number of Shares Outstanding After the Offering:

1,021,000 shares of our common stock are issued and outstanding. We have no other securities issued. If we sell all of the 200,000 additional shares we are registering, we will have 1,221,000 shares of our common stock issued and outstanding after the offering if no shares are sold in the secondary offering.

Selected Financial Data
For the Period Ended March 31, 2006 (Unaudited)
Balance Sheet
Total Assets	$49,139.62
Total Liabilities	$34,061.44
Stockholders Equity	$15,078.18

Statement of Operations
Revenue	$0.00
Total Expense	$6,481.55
Net Income	($6,481.55)

As of December 31, 2005 (Audited)
Balance Sheet
Total Assets	$ 64,746.67
Total Liabilities	$ 43,243.44
Stockholders Equity	$ 21,503.23

Statement of Operations
Revenue	$ 34,160.22
Total Expense	$ 16,603.17
Net Income	$ 17,557.05

Balance Sheet
Total Assets	$ 42,018.23
Total Liabilities	$ 38,072.05
Stockholders equity	$ 3,946.18

Statement of Operations
Revenue	$ 38,850.00
Total Expense	$ 16,653.40
Net Income	$ 19,196.60

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Related To the Company

(1) Our Failure to Raise Additional Capital Will Significantly Limit Our Ability to Conduct Our Planned Expansion of Operations.

We must raise additional capital to expand operations. Our current working capital consisting of our total current assets of $63,338.29 will be sufficient to sustain our current operations for a twelve (12) months only. We will not be able to fund our planned expansion on our current assets and revenues. Currently we are utilizing $2,600-$2,700 per month for our cash. The President of our company, William Lee provides any funds necessary to fulfill our needs in the event additional capital is needed and will continue to do so until adequate funding is obtained. We have no written agreements with Mr. Lee to provide additional funds. While our operations follow a sound financial program, there is the risk that we may not be able to increase revenue and income due to an inability to generate additional clients or should we have a higher than expected cost of operations.

(2) We May Not Be Able to Fully Implement Our Expansion Due to Our Lack of Managing a Large Placement Firm.

On December 31, 2005, we completed nine years of operations. While we were successful as a small recruiting and placement firm, we lack experience in operating as a large placement firm. We can provide no assurance that we will successfully obtain a significant market share by growing our firm. There is a risk that our lack of experience at managing a larger business can lead to a lack of value to any investment in our company.

(3) We Have Generated Profits And Losses Since Inception But We May Never Generate Substantial Revenues or Be Profitable in the Future.

Since our operations beginning the year 1996, we have generated both profits and losses. We can provide no assurances, however, that our growth of operations will generate substantial revenues or be profitable in the future. Our prior experience has demonstrated the difficulty of a small firm generating revenues and profits and there is a high degree of risk to investors that this may continue even if we are successful at raising funds.

(4) We Are Dependent on a Key Person with No Assurance That He Will Remain with Us: Losing such a Key Person Could Mean Losing Key Business Relationships We Believe Are Necessary to Our Success.

Our success will depend to a great extent on retaining the continued services of our President/Director, William Lee. There is no assurance that Mr. Lee will remain with the corporation due to the lack of an employment contract with Mr. Lee. If we lose our key person, our business may suffer. We depend substantially on the continued services and performance of Mr. Lee and, in particular, his nine years of contacts and relationships within the placement industry and the companies we have done work for.

(5) Our Competitors Have Greater Financial, Marketing and Distribution Resources than We Do and If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits.

The market for personnel placement services is intensely competitive. While we have extensive experience in operating as a small firm, we have no experience in operating a large placement firm. Our experience to date has shown the difficulty of penetrating the Tampa Bay area for market share. Gaining customers will be difficult due to our competitors’ sizes and resources. Our ability to increase revenues and generate profits is directly related to our ability to compete with our competitors. We face competition from competing companies in the same market that have greater financial, marketing, and distribution resources than we have. These greater resources could permit our competitors to implement extensive advertising and promotional programs, which we may not be able to match. We can provide no assurances that we will be able to compete successfully in the future as a larger firm.

(6) There Are Relationships Within the Personnel Placement Industry That must Be Developed, and Any Interruption in These Relationships Could Have a Significant Effect on Our Ability to Compete Effectively.

Our president, William Lee, has operated our company since inception. His contacts in the personnel placement industry are necessary to our future success; we are targeting the same business segment of the market as we did previously but on the basis of operating a larger firm. We are reliant upon his contacts for future clients. Should he fail to maintain these relationships or if there is any disruption in these business relationships, we would have difficulty generating new contacts and thereby, difficulty competing effectively. It is his strong personal relationships with customers that must be maintained or the risk of loss of business is great and investors could lose all or part of their investment.

Risks Related To This Offering

(7) There Is No Public Market for Our Shares, and There Is No Assurance That One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been no established trading market for our securities, and there is no assurance that a regular trading market for the securities will develop after completion of this offering. We will be offering shares for sale in a company that has very limited offering of personnel placement services. Due to the limited services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, there is no assurance that it will be sustained. We plan to list the common stock for trading on the over-the-counter (“OTC”) Electronic Bulletin Board. Such application will be filed with the National Association of Securities Dealers (“NASD”). We can provide no assurance that such listing will be obtained or that an established market for our common stock will be developed.

(8) Since We Are Selling up to 200,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence.

We are selling up to a maximum of 200,000 shares of our common stock on a self-underwritten basis. As a result, purchasers of our common stock will not have the benefit of an underwriter's due diligence, whose task is, among others, to confirm the accuracy of the disclosures made in the prospectus.

We are less likely to sell the shares we are offering on a self-underwritten basis than if we were selling the shares through an underwriter.

By selling our stock on a self-underwritten basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us in connection with this offering. We will undertake on our own to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. If we do not raise a sufficient amount of funds through this offering, we may not be able to adequately contribute proceeds to the research and development of our business, and we may not be able to successfully proceed with our plan of operations. This may cause significant losses and our stockholders may lose all or a substantial portion of their investment.

(9) It May Be Difficult to Effect a Change in Control of Technology Resources, Inc. Without Current Management Consent. Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

William Lee, President and Director, and his wife Emily Lee, a Director in our corporation, currently holds approximately 54.46% of our outstanding voting stock. If only a minimal quantity of our stock is sold during this offering and if Mr. Lee and his wife choose to keep all of their stock (that is, they sell none of their stock during this offering), Mr. Lee and his family could retain their status as controlling security holders. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Mr. Lee and his wife have the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(10) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

The 1,021,000 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital through the sale of our stock may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in this offering or in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(11) Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Services Decrease.

We expect our business to solely consist of personnel placement services. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

(12) Our Revenues Will Be Greatly Affected by the Demand in the Technology Job Market.

The job market in the field of technology can be volatile as a result of a number of factors. These factors include the overall supply and demand of jobs and qualified personnel to fill the positions, the fee structure of our competitors, and the level of government intervention.

(13) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and there is no guarantee that the shares will ever obtain a value equal to or greater than the offering price.

(14) There Is No Assurance That an Investor Will Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(15) The Penny Stock Rules Could Restrict the Ability of Broker-dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $200,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $200,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market. Trading in our common stock will be subject to the "penny stock" rules. Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment. Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies. As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

(16) We Have No Minimum Number of Shares That Must Be Sold Prior to Funds Being Utilized by the Corporation.

We have set no minimum number of shares that must be sold prior to the corporation utilizing proceeds. Investors are at a risk to lose part or all of their investments if we raise minimal funds. The minimal funds raised will go to pay for the costs of our offering expenses and any outstanding liabilities related to the offering.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Technology Resources, Inc. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a) an abrupt economic change resulting in an unexpected downturn in demand;

(b) governmental restrictions or excessive taxes on our products;

(c) over-abundance of companies supplying personnel placement services;

(d) economic resources to support the promotion of new services;

(e) expansion plans, access to potential clients, and advances in technology; and

(f) lack of working capital that could hinder the promotion of services to a broader based business population.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 1,021,000 of our outstanding shares of common stock will be eligible for resale under the Securities Act. There is no minimum amount of shares that must be sold during this offering. We do not know the specific amount that will be raised by this offering. All funds raised will go directly to our current bank account. While we will bear the expenses of the registration of the shares, we will not realize any proceeds from any actual resale of the shares of the selling shareholders that might occur in the future. The selling shareholders will receive all proceeds from their resale. We, however, will realize the proceeds from the sale of the registration of 200,000 shares to be sold on a self-underwritten basis at $1.00 per share. We estimate that the net proceeds from our sale of 200,000 shares of our common stock will be $200,000.

In the event we raise only a nominal amount from the sale of our securities, $50,000 or less, the purchasers of the shares will not have the option of the shares being purchased back to treasury. Should we raise an amount in excess of $50,000 but less than the full offering the purchasers of the shares will not have the option of the shares being purchased back to treasury. We will use the proceeds to pay for printing, for any legal and accounting costs that may exist, and to pay secured creditors if any there may be. Any remaining funds will be used towards implementation of our change in operations.

We will use all of the net proceeds for general corporate purposes, including the costs of this registration, electronic equipment purchases, personnel wages, and working capital. Quick expansion requires additional personnel, insurance, payroll taxes, and normal operating expenses that must be increased. In this scenario, less money would be spent on marketing.

Expansion of sales and marketing activities, strategic alliances or joint ventures, and corporate partnering arrangements will be considered as alternatives for management’s discretion. Potential strategic alliances and joint ventures have been determined to be those in the placement services industry. Smaller companies that have been placement operations would be ideally suited for a business relationship with us. We have not entered into any discussions relative to the acquisition of assets of other businesses nor do we have any current plans, agreements or commitments with respect to any of these type of acquisitions.  We will not be purchasing or acquiring assets of other businesses to enhance our operations.

Presently management is anticipating funds being used for the lease or purchase of desktop and laptop computers, software, copiers, a postage meter, cellular telephones for sales and management personnel; miscellaneous office supplies, furniture and equipment necessary to support the office; and employee wages. Table 1.0 shows anticipated use based on raising varying amounts of capital with Table 2.0 providing a further breakdown of the Working Capital expenditures.

Table 1.0 Capital Allocation

Amount of Capital Raised	Offering Expenses (1)	Equipment Purchases	Office Space Improvement	Employee Wages (2)	Working Capital
$50,000	$41,100	$5,000	$1,500	$2,400	$-0-
$100,000	$41,100	$15,000	$10,500	$20,000	$13,400
$150,000	$41,100	$35,000	$15,000	$20,000	$38,900
$200,000	$41,100	$45,000	$15,000	$50,000	$48,900

(1) Offering expenses include the following: Registration Fee, Federal taxes, state taxes and fees (if any are applicable), Printing and Engraving Expenses, Accounting Fees and Expenses, Legal Fees and Expenses, and Transfer Agent's Fees and Expenses.

(2) Employee wages constitute a combination of salary, draw and commissions to be paid for personnel placements made by the employee.

Table 2.0 Breakdown of Working Capital

Amount of Capital Raised	Working Capital	Allowance for Tax Deposits	Workers Compensation Insurance	Advertising and Marketing Expenses	Travel and Presentation Expenses
$50,000	$-0-	$-0-	$-0-	$-0-	$-0-
$100,000	$13,400	$1,000	$1,000	$6,500	$4,900
$150,000	$38,900	$3,000	$3,000	$22,900	$10,000
$200,000	$48,900	$3,000	$5,000	$27,900	$13,000

The above tables refer to the use of proceeds being used exclusively for our current operations in Florida and does not include any facility expansion plans.

Our use of proceeds varies dramatically due to several factors. At only $50,000 of capital raised, we plan on no funds being dedicated to working capital. Deposits for employee wages, workers compensation insurance, advertising and marketing expenses as well as corporate travel for client presentations will not be available. As we raise additional capital, expenditures in these categories expand. Specifically the cost of tax deposits for wages, workers compensation insurance and employee travel and presentation expenses rise for each additional employee we hire. Our expenses for advertising and marketing will rise as we begin to expand our marketing area from Tampa Bay area to a national basis. Management will make a determination of using an employee leasing company for any future employees that may be needed. Because we are targeting one specific area of employee placement, technology, we must have the ability to provide complete, professional presentations that will place us in competition with much larger firms that have the capital to make top-notch presentations.

Management’s discretion will be further used when determining whether to automate or hire personnel. Many of our functions such as sales, bookkeeping and customer order coordination activities require personnel to perform the functions. Management has kept its decision making in the use of working capital broad so it may exercise good judgment in applying management principles to the use of funds.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise capital. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

(a) Our lack of operating history,

(b) The proceeds to be raised by the offering,

(c) The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders,

(d) Our relative cash requirements, and

(e) Our management expertise.

DILUTION

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

The net tangible book value of our common stock as of December 31, 2005, was $21,503.23 or approximately $0.02 per share. After giving effect to the sale of 200,000 shares of our common stock at a price of $1.00 per share, net tangible book value as adjusted would be $221,503.23 or $0.18 per share. The result would be an immediate increase in net tangible book value per share of $0.16 to existing stockholders and an immediate decrease to new investors of $0.82 per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table shows dilution per share based on raising varying amounts of capital from the offering. For our current shareholders there would be no dilution, only an immediate increase in the value per share as shown in table 3.0. Dilution will occur only to new purchasers of shares.

Table 3.0 Dilution Per Share

Securities Sold	Dollar Amount Raised (1)(2)	Decrease Per Share For New Shareholders	Increase in Net Tangible Book Value Per Share
50,000	$ 8,900	$ 0.93	$0.05
100,000	$ 58,900	$ 0.89	$0.09
150,000	$ 108,900	$ 0.85	$0.13
200,000	$ 158,900	$ 0.82	$0.16
(1) Assumes that the securities were sold at the offering price of $1.00 per share.
(2) For purposes of calculating dilution we have subtracted the offering costs of $41,100.00 to arrive at our net dollar amount raised.

The following table provides information on the amount paid per share for existing shareholders and the percentages of stock held and the percentage they will hold in the event this entire offering is sold.

Table 4.0 Dilution Comparison of Current Versus New Shareholders

Amount of Securities Sold	Price Paid By Current Shareholders	Percent of Consideration Paid By Current Shareholders	Percent of Securities They Will Own After This Offering	Percent of Consideration Paid By New Shareholders	Percent of Securities Owned By New Shareholders (1)
$ 50,000	$.001	0.30.07%	95.33%	69.93%	4.67%
$ 100,000	$.001	0.17.70%	91.08%	82.30%	8.92%
$ 150,000	$.001	0.12.54%	87.19%	87.46%	12.81%
$ 200,000	$.001	0.9.71%	83.62%	90.29%	16.38%

In the future, we may issue additional shares, options and warrants, and we may grant additional stock options to our employees, officers, directors, and consultants under our stock option plan, all of which may further dilute our net tangible book value.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. Our CUSIP number is 87872C 10 5.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional placement markets, changes in the market valuations of personnel placement service providers, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 1,000,000 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register. A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an “affiliate.” An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer. The definition of an "Affiliate" is critical to the operation of Rule 144, promulgated under the Securities Act. Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a two year holding period. All of the shares held by William Lee were issued upon incorporation in March of 1996 and relatives of Mr. Lee deemed by the Company to be affiliates total 630,000 shares and the remaining 391,000 shares of which 370,000 represent shares issued and outstanding over two years ago issued to eleven (11) new shareholders on January 1, 2002 satisfy the rules for sale under Rule 144 of the Securities Act.  Rule 144(d)(1) General Rule states that a minimum of one year must elapse for any resale of securities by a non-affiliate.  The remaining 21,000 shares sold in February and March of 2006 will not be eligible for resale until our Registration Statement is effective.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have thirty-five (35) stockholders of record of our common stock as of February 25, 2006.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $200,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document that contains certain information describing the nature and level of risk associated with investments in the penny stock market. This is a document that sets out risks associated with investing and the fact an investor may lose all or a part of their investment. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $200,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus will also be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 1,021,000 of the 1,021,000 shares of our common stock issued to them at $.01 per share. Affiliates may sell their shares at $1.00 per share during the duration of this offering. Non-affiliates may sell their shares at $1.00 until our securities become quoted on a securities exchange and thereafter at market prices or in negotiated private transactions. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 5.0 Selling Security Holders
Name of security holder	Shares beneficially owned as of the date of this prospectus	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete	Position, office or other material relationship to the company (if any) within last three years
William Lee	278,000	27.23%	278,000	0.00%	President, Director
Emily Lee	278,000	27.23%	278,000	0.00%	Director
Leo J. Henning	37,000	3.62%	37,000	0.00%	Director
Robert G. Lee	37,000	3.62%	37,000	0.00%	Son of President William Lee
Laurel Miller	37,000	3.62%	37,000	0.00%	Secretary/Director
Michelle Moody	37,000	3.62%	37,000	0.00%
Larry Stevens	37,000	3.62%	37,000	0.00%
Lou Maki	37,000	3.62%	37,000	0.00%	Treasurer/Director
Krista Dorris	37,000	3.62%	37,000	0.00%	Daughter of President William Lee
Paul Vandemortele	37,000	3.62%	37,000	0.00%	Director
Dr. Lane Myhree	37,000	3.62%	37,000	0.00%
David Fisher, Ed.D	37,000	3.62%	37,000	0.00%
Bartlett Howard	37,000	3.62%	37,000	0.00%
Caroline Czyz	1,000	0.10%	1,000	0.00%
Kirk Counard	1,000	0.10%	1,000	0.00%
Steve Celuch	1,000	0.10%	1,000	0.00%
Jerry Costello	1,000	0.10%	1,000	0.00%

Robert Kennedy	1,000	0.10%	1,000	0.00%
Davis Burritt	1,000	0.10%	1,000	0.00%
Nona Lamb	1,000	0.10%	1,000	0.00%
David Lamb	1,000	0.10%	1,000	0.00%
Steven Lamb	1,000	0.10%	1,000	0.00%
Jeffrey Osborn	1,000	0.10%	1,000	0.00%
James Galloway	1,000	0.10%	1,000	0.00%
Molly Galloway	1,000	0.10%	1,000	0.00%
Joe Fernandez	1,000	0.10%	1,000	0.00%
Kim Fernandez	1,000	0.10%	1,000	0.00%
Dave Durham	1,000	0.10%	1,000	0.00%
Richard George	1,000	0.10%	1,000	0.00%
Jenny George	1,000	0.10%	1,000	0.00%
Audrey Poli	1,000	0.10%	1,000	0.00%
Joe Poli	1,000	0.10%	1,000	0.00%
Kim Hitchcock	1,000	0.10%	1,000	0.00%
Linda Hitchcock	1,000	0.10%	1,000	0.00%
Frances Beers	37,000	3.62%	37,000	0.00%
(1) The percentage held in the event we sell all of the 200,000 shares in the Primary Offering and the Selling Security Holders sell none of the 1,000,000 shares in the Resale Offering.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the company upon completion of the secondary offering.

PLAN OF DISTRIBUTION

Primary Offering

We are registering 200,000 shares of our common stock, which will be offered and sold on a "self-underwritten" basis by us, using our officers, directors, or, at our discretion, by participating broker/dealers licensed by the National Association of Securities Dealers, Inc. We have executed no agreements with any broker-dealers with the respect to the offering of these shares as of the date of this prospectus. In the event we enter into any such agreement with a broker-dealer, we will file a post-effective amendment to disclose any such arrangement. Additionally, the broker-dealer must obtain a no objection position on the terms of the underwriting compensation from the NASD (National Association of Securities Dealers, Inc.) corporate finance department prior to any participation by the broker-dealer. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. Our common stock is not currently listed on or traded in any national quotation medium. The offering price of $1.00 per share is based upon the decision of the current management team. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason.

Our stock will be sold by William Lee, President/Director, on a self-underwritten basis. Other officers and directors may do so with permission by the Board of Directors. The Securities Act of 1933 defines an underwriter as any person who has purchased from an issuer with a view to, or who offers or sells for an issuer in connection with the distribution of any security, we therefore have disclosed him as an underwriter not as a broker or dealer. The 1934 Securities and Exchange Act Rule 3a4-1 provides that if an associated person of an issuer meets the following conditions he is not deemed to be a broker:

            •          An associated person of an issuer of securities shall not be deemed to be a broker solely by reason of his participation in the sale of the securities of such issuer if the associated person:

            •          Is not subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Act, at the time of his participation; and

            •          Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

            •          Is not at the time of his participation an associated person of a broker or dealer; and

            •          The associated person restricts his participation to transactions involving offers and sales of securities.

Mr. William Lee and our officers and directors meet all of the above conditions and we have therefore have not named them as a broker. When our Registration Statement is effective, we plan to distribute our prospectus to individuals who have inquired about us and the availability of shares. We will be selling directly to individuals who have read fully our prospectus and have had sufficient information and time to make a prudent investment decision. Shares will be sold on a no minimum basis with the 200,000 shares offered in the primary offering being the maximum number of shares to be sold. Our Officers and Directors will be prohibited from selling their shares until the primary offering of 200,000 shares is sold. All of the shares to be offered by management in the resale offering must not be sold unless or until the primary offering is sold or each person deemed to be a management person shall have obtained permission from the Board of Directors to sell any of their personal shares.

There can be no assurance that we will sell any or all of the offered shares.

Resale Offering

The selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time on any stock exchange or automated inter-dealer quotation system on which our common stock may be listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, or at prices otherwise negotiated. In a post-effective amendment to this registration we will disclose pledgees, donees and other transferees of the selling security holders, if any, as selling security holders. The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(d) privately negotiated transactions;

(e) short sales;

(f) through the distribution of the shares by the selling security holder to its partners, members or stockholders;

(g) one or more underwritten offerings on a firm commitment or self-underwritten basis; and

(h) any combination of any of these methods of sale.

Each selling security holder, including management, has been advised that they must notify any potential purchaser of their shares that the shares are not part of the primary offering by the company and that their sale would provide no proceeds to the company and that each selling security holder is deemed to be an underwriter and as such they will be subject to the prospectus delivery requirements of the Securities Act.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes. Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the NASD (National Association of Securities Dealers) Corporate Finance Department prior to the sale of any securities by the broker-dealer.  The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may agree with the selling security holders to sell a specified number of the shares at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling security holders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers that acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders' shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders' shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities Exchange Commission, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in Florida on March 1, 1996, as Integrated Marketing Technology, Inc. Our name was changed to Technology Resources, Inc., on January 1, 1997. Our principal executive offices are located at 3066 Landmark Blvd. No. 1305, Palm Harbor, Florida 34684. Our phone number is (727) 781-3656.

We relocated from space in a commercial office building where we rented space on a month-to- month basis to running our operations from an in-home office. We own the condominium we are located however we do not own any other real estate. Our property, other than real, consists of office desks, furniture, computers, chairs and complete offices supplies and a telephone system.

We have designated two home offices as space dedicated solely to our business operations.  Upon funding, we will relocate back in commercial space to provide adequate space for additional employees.  Our accountants will determine the amount of  “rent” that will be dedicated for tax purposes beginning with the end of the second quarter of 2006.  Since inception, we have engaged in providing permanent personnel placement services and have expanded into temporary personnel placement services as our business developed.

Currently, we offer professional consulting in the permanent placement of technology personnel. Permanent employment staffing, technical and functional, is our emphasis, however, temporary staff augmentation is another ancillary revenue. Accordingly, we have developed a range of services to offer in the consulting industry. These include a full range of business services typically found in small to large executive placement firms such as interviewing candidates, performing reference and background verifications, and developing candidate interviewing techniques.

While the basic method of operation has remained constant in our business and the personnel placement business in general, we have refined our operation to provide more detailed services required by our clients. We believe that it is our personal attention to clients’ needs that has allowed us to penetrate the technology market. We further believe that it is this refinement that will allow us to expand our operations successfully based on concentrated efforts at specializing in technology positions and the candidates needed for them.

Over the last three (3) years we have developed relationships with our companies and individuals in the industry with whom we work on a fee-splitting basis. Our normal fee for placement of a candidate is twenty percent (20%) of the candidates first years salary. When we split a fee, it is split equally between the two companies, TRI and one of several it has this agreement with. When we work on a fee-splitting project we provide either the client company and the position it has available or the candidate for a position being offered by our fee-splitting partner.  The other party to a fee-split search provides the complementary services not provided by the other. We have an agreement in writing with Maki & Company. This is a company owned by one of our Directors, Mr. Lou Maki. A copy of this agreement has been filed as an exhibit to this registration statement.

Most of our fee-splitting agreements are oral in nature. This is mainly due to the length of time in business by TRI and its President William Lee and his relationships with other recruiters. During the course of business, since inception, we have not lost any fees due to splitting with another company with only an oral agreement in effect versus an agreement in writing with the other party. Those fee-splitting agreements that are in writing have been submitted as exhibits. We believe that by registering our company as a fully reporting one, it will demonstrate to our clients our objective to remain in business long-term thus gaining additional confidence from them and possibly secure additional business for our company. By disclosing the names and contracts we have with our client companies we have demonstrated our concern and ability to respect the the requirement for full disclosure in our registration statement.

During the last three (3) years it has been our attention to our client companies needs specifically in the area of technology personnel.  We have concentrated our efforts in this arena to become more of a boutique provided of personnel.  There have been no material or significant changes in our method of operations during this period.  Our revenues during the last two (2) full years has remained constant as well as our expenses and net income.  We believe that our year end 2006 statements will be close to what we generated during our prior two (2) years.

Our Business

(1) Principal Products or Services and Their Markets

We provide consulting to commercial clients for the placement of permanent employees with an emphasis in technology personnel. The services we provide include:

(a) Interviewing candidates

(c) Reference verification

(d) Background verification

(e) Candidate interviewing preparation

(f) Corporate consulting to determine position needs for a specific company

Our placements with commercial customers represents approximately 100% of our business.

Our placement services concentrate in the niche market for technology personnel. This is for both permanent and temporary personnel. During the year 2005 we made four (4) technology placements. One (1) position was a temporary/contractor and the remaining three(3) were permanent placements. All the placements were technology people in either hardware or software.

We have not disclosed any additional services that we intend to supply. It is our intention to improve on those that we do offer and expand our business based on these services and our current relationships while adding new ones.

(2) Distribution Methods of the Services

The primary delivery of our services is through the process of obtaining a job opening description, locating an appropriate candidate and scheduling an employer interview at the employers facility. With the implementation of our expansion plans we will hire three (3) placement representatives to cover the State of Florida. Each rep will cover a geographical area extending from their home city. The following are the initial cities from which our Florida reps will work.

(a) Miami/Ft. Lauderdale

(b) Orlando

(c) Jacksonville

Our sales reps will be responsible for business development in their specific area. They will target the technology market as well as the commercial market to assist employers in other placements where possible. We will supply the reps with laptop computers and the appropriate software to down/upload data and information throughout the business day. Job orders will come in to the central office and will be sent to the appropriate placement reps for location of possible candidates with the qualifications necessary and the scheduling of interviews with the appropriate employer. We anticipate that we will continue to provide services to out-of-state clients on an as needed basis by one of our clients, and until we have redesigned our website to obtain more business in out of state areas. We will expand to large metropolitan markets such as Atlanta, California and other large areas with technology companies when we have the resources to do so.

(3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. Our product offerings have been high end quality services to commercial customers for placement of technology candidates. We have chosen to refine the services that fall within our capability. While the Internet has provided a new tool for advertising and customer interface, there has been no significant change in services we provide. We will be utilizing the Internet as a mainstay of our future advertising and support for our placement representatives.

(4) Our Competition

In order to compete effectively in the placement business, a company must provide a wide range of quality services at a reasonable fee. The personnel placement business market, as a whole, is characterized by intense competition with a large number of companies offering or seeking to develop services that will compete with those that we offer. It is our belief, based upon our experience, that the failure rate of small personnel placement businesses indicates that far too many begin operations prior to having the skills and knowledge necessary for the day-to-day business operations as well as the necessary capital. As a result, we developed our individualized approach to offering personnel placement services through close personal relationships with the companies that we supply candidates for positions.

Our ability to provide personalized service through our representatives takes our services one step beyond typical localized recruiters and their offerings. The small, localized recruiters primarily operate within their own geographic confines and will not directly compete with us in all the geographic areas within which we will operate. We believe we compete favorably with the small recruiting firms that provide services similar to ours because those firms still focus on providing services on the basis of trying to fill “any and all” positions where we have specialized our attention in the niche area of technology personnel.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added, or additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for consulting activities. They may also be in a position to pay higher commissions to their personnel than we would to our placement reps for the same candidate placement. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

Our competitors have methods of operation that have been proven over time to be successful. Our methods of operation for our expansion of operations have not been proven to be successful.

(5) Sources and Availability of Raw Materials

We provide services and, as a result, we have to maintain relationships with our client companies and we will not necessarily have any concern with raw materials and the dependence on any specific suppliers. Our only potential dependence will be on placement personnel. The availability of placement personnel with the education and experience we need does not seem to be critical at this time. As a result of the downturn in the economy and recent layoffs from various firms, the quality of the pool from which we will be able to draw our workforce is quite good. The relationships we have developed with other consulting/placement firms and employers have resulted in the ability for us to have a large pool from which to choose our potential employees. Over the years we have experienced candidate shortages at times that have caused decreases in our business on a short-term basis.

At this time we do not see a critical dependence on any supplier(s) that could adversely effect our operations.

(6) Dependence on Limited Customers

While we will relied on three (3) customers for our business previously, we have increased our client company base to six (6) while at the same time expanding our fee-splitting partners, both those with written agreements and those with oral agreements. We do not believe that our risk on a limited number of customers now exists. We expect to continue to increase our client base and once we begin our expansion of operations we believe that our client company base will expand even more quickly. We have disclosed those client companies with whom we have written agreements as exhibits.  We have deleted any references to the names and addresses of these companies for confidentiality purposes. While our target markets are limited and we may have had to rely on just a few major commercial customers in the past, the increase in companies utilizing technology to replace employees will allow us to increase our client company base as well as provide the opportunity for more candidate placement. In the past we relied on three (3) customers for approximately all of our business for two (2) years. At the present time we have at least six (6) large commercial clients and several fee-splitting partners that provide our revenue while we more fully develop our expansion plan and raise capital.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do own our domain name. Our name has not been trademarked or copyrighted. We do not have any patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade name, obtain and maintain copyright protection for our specific method of operation, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary methods of doing business, our trade name, and know-how that are not patentable. Although we may take action to protect our unpatented trade name and our methods of doing business, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guarantee that:

(a) these agreements will not be breached;

(b) we would have adequate remedies for any breach; or

(c) our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guarantee that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval from local, state or federal agencies.

(9) Government Regulation

As a consulting firm, we are subject to a limited variety of local, state, and federal regulations. While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our consulting activities are subject to local business licensing requirements.

Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

(10) Research and Development During Last Two Fiscal Years

During the last two fiscal years no money was spent on research and development. We have, however, spent minimal monies on continued Internet research and development.

(11) Cost and Effects of Compliance with Environmental Laws

As a consulting company, we are not aware of being subject to any federal, state or local environmental laws.

(12) Our Employees

As of March 15, 2006, we had one full time employee, Mr. William Lee. As our founder and President, Mr. Lee currently provides his time as our only employee, paid on an irregular basis. In the year 2005 Mr. Lee was paid a total of $1,500.00 for his services.  Mr. Lee currently provides the strategic direction and the necessary labor to support the operation. We currently have no key employees, other than William Lee our President/Director. Mr. Lee is not receiving pay or other stock benefits for his performance. There are also no key consulting contracts with any individuals or companies at this time.

We do not believe that there is a critical need for a specific type of candidate we would use in our business. As a result of the nine years experience of our President William Lee, his contacts for potential employees is great. His ability to train employees to the specific needs of the company will permit us the ability to train candidates that may not come from our specific industry.  Due to Mr. Lee’s experience over the last thirty years we believe he has developed specific skills that will prove valuable in training new employees.

Our Secretary is Laurel Miller, who also serves as a Director, has over 25 years experience in the solid waste management industry. As a Vice President and General Manager of Rabanco Industries, a waste management company, from June of 1976 to June of 1999, Ms. Miller was responsible for customer satisfaction, general operations, employee services, human resources, and financial management. She serves as an unpaid secretary/director for our company.  She provides input to the company to assist in the strategic planning as well as in providing direction for proper customer service and support.

Mr. Lou Maki, Treasurer and a Director, has a Bachelor's degree in Marketing. Since 1983, Mr. Maki has also been the President of Maki & Co., an Executive Search firm in Vancouver, Washington, serving the Information Technology environment. As the President of Maki & Co. he is responsible for the strategic planning as well as operations of the company. He serves as our Treasurer and as a Director on an unpaid basis.  His input and feedback on strategic planning and financial planning we consider invaluable to the Company.  We have a fee-splitting agreement in writing with Mr. Maki attached as an exhibit to this registration statement.

Reports to Security Holders

We are not required by the Florida Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F Street N.E., Washington, D.C. 20549. The public may call the SEC at 1-800-732-0330 for more information about its public reference facilities. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors other than the following:

- Mr. Lou Maki is the owner of Maki & Company a recruiting firm with whom we have a written fee-splitting agreement. Even though Mr. Maki is a director of our company, we consider this agreement to be at arms length based on the current market rate for personnel placements.

- William S. Lee & Emily J. Lee have $62,968.87 in loans due to the corporation. This loan is an unsecured, non-interest bearing loan due and payable on demand from the company.

- Robert G. Lee is a selling security holder and the son of our President William S. Lee. Mr. Robert Lee has sole voting and dispositive rights over his 37,000 shares purchased in January 2002. Mr. Lee purchased his shares at $.001 per share for a total of $37.00.

- Krista N. Bagley is a selling security holder and the daughter of our President William S. Lee. Mr. Robert Lee has sole voting and dispositive rights over his 37,000 shares purchased in January 2002. Mr. Lee purchased his shares at $.001 per share for a total of $37.00.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business

Presently our President, William Lee, provides the necessary services to our clients. He has been developing his skills since inception (over nine years) to provide leadership for employees that will be hired when we have the necessary capital.

We intend to retain placement reps to be paid a combination of a draw versus commissions earned on placements that they make by January 2007. We then plan to maximize our services in Florida in the third quarter of 2007. We believe it is critical to have a presence in three (3) major Florida cities so that we can work effectively with local individuals as well as the entire Florida and national/international market.

Management believes that there are no critical accounting policies that impact the presentation of our financial statements or our discussion regarding our operations.  Our accountants have provided their footnotes to our financials and have found no critical accounting policies that could materially affect our disclosure.  Based on the last five (5) years historical performance in the industry and the current stability in our industry we do not foresee any uncertainties that will materially affect how we have presented our discussion of operations or our financial presentations.  We believe that our only uncertainty that could impact our performance is related to the general health of our President, William S. Lee.  While he has had medical issues during the last two (2) years, he has recovered and is performing at his full capacity.  Should some unforeseen condition affect his performance our operations could be adversely affected and investors would be at risk for their investment.

We anticipate that the funds from this offering, assuming that we sell all the offered shares, will provide us sufficient capital for the next twelve months. We plan to raise additional funds either through subsequent offerings of our shares or through other financing arrangements, such as borrowings. There is no guarantee that we will be able to raise funds in addition to the funds we raise in this offering, if any. If we are not able to raise additional funds, we will likely not be able to expand our operations.

We will compete with traditional "brick and mortar" (those recruiters that have commercial space like we do) recruiters as well as those that work from their homes offering placement services. Our website is operational and we compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have. Our website was developed by a local web design firm and designed to target the technology industry as well as business markets as a whole. We intend to redesign our site to have a user-friendly website which provides prospective employers and candidates with a complete listing of our available services. We plan to design our website to allow current and potential clients to ask our “placement reps” introductory questions via e-mail. We believe that interchange will allow us to tailor our services to each particular client. For those potential clients who have needs that we cannot fulfill, we are building a referral network to further entrench us in the business community in Tampa Bay and throughout Florida. We do not expect to be able to redesign our website until we secure additional capital. We anticipate that we will use a portion of the proceeds from this offering to redevelop our website. However, as of the date of this prospectus, our website is fully operational. We do believe that it can be fully redesigned within thirty days after securing funds. We will hire an employee who will redesign and maintain our website and provide continual updates to our site with the most current information for our current and any potential new clients. We hope to achieve expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration.

(i) How long can we satisfy our cash requirements and will we need to raise additional funds in the next 12 months?

Our Plan of Operation for the next twelve months is to raise capital to implement our expansion strategy. We have the necessary cash and cash equivalents and revenue to satisfy our cash requirements for the next twelve months. It is our belief that we will need to raise additional funds prior to beginning our expansion strategy. We anticipate that we will use the funds raised in this offering and revenues generated to fund equipment purchases office improvement, marketing activities, hiring of placement reps and working capital. Our failure to market and promote our services will harm our business and future financial performance. If we are unable to expand our operations within the next twelve months, we will likely fail to increase our revenues. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. None of our officers or directors is obligated to pay for our expenses. Our President William Lee has agreed to pay our expenses should we need such assistance. The Board of Directors does not believe it necessary to have Mr. Lee provide any written promise for such funding as he has done so for the existence of the business and it is in his best interests to continue to do so to insure the viability of the company.

During the last twelve months our revenue has decreased while our expenses on a percentage of revenue basis has remained relatively constant. Our decrease in revenue can be attributed mainly to more time being spent by our President Mr. Lee on the development of our expansion strategy. Our total current assets available at the end of the year December 31, 2005 increased from December 31, 2004.  While our cash and cash equivalents increased minimally, our total assets increased by over $22,000.00.  We believe this increase provides a better financial position to the company to satisfy its cash needs over the next twelve months.

The implementation of our expansion strategy is estimated to take approximately twelve (12) months. Once we are able to secure funding, implementation will begin immediately. We anticipate 30 days to be in a stage of full operational activity to hire placement reps and to gain additional clients. The major parts of the strategy that to be immediately implemented will be the hiring of personnel and sales and marketing.

(ii) Summary of product research and development

We are not currently nor do we anticipate in the future to be conducting any research and development activities, other than the redevelopment of our proposed website and looking into a possible new industry to target for offering our services. However, we do plan to market ourselves aggressively within our niche market.

(a) Marketing Plan

Our current marketing plan involves positioning ourselves as a high end placement and consulting firm specializing in technology placements targeting hi-tech companies. The extensive advertising needed to produce a major increase in potential business will not be done during the next twelve months. We will use a softer approach and target advertising to grow the business in a controlled way. This will allow us to determine human resource needs and ensure we do not overstaff too early thereby avoiding high labor and benefits costs.

We will utilize a direct marketing person to contact companies to solicit business. Mr. Lee’s personal contacts within the placement industry, we believe, will assist our marketing person in gaining entry to decision makers.

Our target markets and marketing strategy will be fully developed. We will primarily market our services to hi-tech companies. Our marketing initiatives will include:

(a) utilizing direct response print advertisements placed primarily in technology, entrepreneurial, and special interest magazines;

(b) links to industry focused websites;

(c) affiliated marketing and direct mail

(d) presence at industry trade shows; and

(e) promoting our services and attracting businesses through our website.

(b) Sales Strategies

- Power Point Presentation. We plan to create a flexible Power Point presentation that our marketing department will use to deliver a professional sales presentation specifically tailored to the needs of our target markets. The presentation will have a core section that is generic to all customer segments as well as specific customer segment modules allowing modification of the presentation for the appropriate audience. Additionally, this Power Point presentation will be the basis for brochures and print advertising layout to ensure we have a consistent look through out all our marketing communications.

- Capability Brochures. We expect to create a capability brochure featuring our family of services. This will be a high quality brochure with extensive detail.

- Public Relations and Advertising. We plan to implement a campaign to obtain media coverage by publishing persuasive news articles and feature stories that increase the awareness of the business services and further the acceptance of our services and technologies as the solution to targeted customer segments.

(c) Other Markets

During our nine years of operations we have developed our target markets. Our new placement representatives will be responsible for more fully developing our niche market in their geographic markets as well as any potentially new market segments.

(iii) Any expected purchase or sale of plant and significant equipment?

We do not anticipate purchases of plant or significant equipment other than general office supplies and general office equipment, should we raise sufficient funds to purchase such office equipment. In the event that we expand our customer base, then we will need to hire additional employees or independent contractors. Specifically, if we are able to raise sufficient capital to expand our services and service area and our revenue levels justify such action, we plan on hiring three to four additional employees over the next 12 months.

(iv) Employees

As of March 15, 2006 we had one full time employee, William Lee. As our founder and President, Mr. Lee currently provides his time as our only employee, paid on an irregular basis. During the year 2005 Mr. Lee was paid the sum of $1,500.00. We anticipate that we will not hire any additional employees in the next six months unless we generate significant revenues or raise additional capital. From time to time, we anticipate using the services of an outside firm for additional website design and development.

With our growth strategy our objective is to expand our operations by adding staff while increasing our market presence in the Tampa Bay area of Florida, and into nearby regions. We anticipate achieving growth by hiring additional staff, installing computers, and launching a professionally redesigned website to attract new clients. We plan to hire individuals with the following strengths:

- Placement Representative: This position requires an individual experienced in marketing to business to businesses and developing and implementing ongoing marketing strategies. They will also be responsible for recruiting candidates for the positions available. This position will be a liaison between us and those institutions which traditionally utilize outside placement services.

- Clerical Assistant: This individual will perform all daily office tasks including, but not limited to, computer input and bookkeeping.

- Computer Assistant: This individual will have web design experience, a working knowledge of computer networks, as well as work with an outside web design firm to redesign and maintain our website. We believe that our website will be an important tool to expand our area of operations and client base.

Results of Operations

General

During the year ended December 31, 2005, our assets consisted of our cash and equipment and our revenues were generated from services sold to businesses at large. The following table shows our revenues, expenditures and net income for the period ended March 31, 2006 and for the years from 2004-2005.

Table 7.0 Revenues, Expenditures and Net Income

YEAR	REVENUE	EXPENSES	NET INCOME
March 31, 2006	$0.00	($6,481.55)	($6,481.55)
2005	$34,160.22	$16,603.22	$17,577.05
2004	$35,850.00	$16,653.40	$19,196.60

Although we are seeking to expand services to areas outside of the Tampa Bay area market, the uncertain economy could have a material adverse effect on such plans. While we have seen improvement in the Tampa Bay business economy, we cannot be assured that continued recovery will occur. We do supply our services on a national/international basis when a client specifically requests these services.

Results of Operations For the Period Ended March 31, 2006

During the period ended March 31, 2006 we had no revenues.  We did have expenses of $6,481.55 reflecting a loss of ($6,481.55) for the period.  We contribute the high expenses to over $5,000.00 in professional fees associated with the filing of this Registration Statement.  We had no other major changes in our cost of doing business.  Expenditures for this period remained fairly constant with those from the first quarter of 2005.  While we did not have any revenues during this period, this was due mainly to the fact that we account for our fees earned when they are billed to our client company.  We do not have any placements that were billed in the first quarter of this year.  We had zero revenues for the same period in 2005.  We believe that based on the increase in business during the second quarter we will meet or exceed our revenues from 2005 by December 31, 2006.  We still have $1,245.00 of tax loss carryforward to use to offset income for the fiscal year 2006.  During this quarter we decreased our asset “Due from Stockholders” by $20,464.50.  This has helped us increase our cash on hand to over $5,300.00.

We believe that our expenses are high due to the expenditures for professional fees and that during the course of normal business we would not have had to spend this $5,000.00 in professional fees.  With more new technology positions being open for placement we strongly believe that our revenues will return to normal and even increase over our prior two years level.

Results of Operations For the Period Ended December 31, 2005

During the year ended December 31, 2005, we had revenues of approximately $34,160.22.

We generated $24,072.26 of cash flow from our operating activities. We had $17,557.05 of net income which included $1,343.82 of noncash depreciation expense. When the noncash depreciation expense of $1,343.82 is added back to the net income of $17,557.05, along with the increase in payables of $5,171.39, the result is the $24,072.26 total cash flows utilized for operating activities.

We did not have any cash flows from investing activities for the year ended December 31, 2005. Twenty-one Dollars and NO/100 ($21.00) of cash flow was provided by the issuance of twenty-one thousand (21,000) shares of the company’s common stock.

The result of the above activities was a total increase in cash and cash equivalents of $357.52 for the year ended December 31, 2005. When this increase was added to the company’s cash and cash equivalents of $11.90 at the beginning of the year, the result was a total of $369.42 of cash and equivalents as of the company’s December 31, 2005 year-end.  During the year ended December 31, 2005 we utilized net operating loss carryforwards in the amount of $22,507.00.  We do not foresee any circumstances or events that will have an adverse impact on our operations. We do anticipate an increase in our business based on our current method of operation and the activities of our officers and directors. We saw a decrease in revenues from the fiscal year 2004, we contribute this to the efforts in developing an expansion strategy and less time being devoted to work production by Mr. Lee. While we believe we cannot continue to maintain even small decreases in revenue such as the approximately $1,100.00 from 2004 to 2005, we do believe it is a good indicator that the experience of management indicates that our adjustments will be made according to sound business principles and with strong financial controls. During the fiscal year 2005 we had three (3) permanent placements and one (1) contractor placement.

We believe that we need to further develop our client company base as well as companies with whom we can fee-split.  This will increase our opportunities to generate placements as well as our cash flow.

Without Mr. Lee developing a plan for expansion we believe the company would have remained a small placement firm generating minimal profits. By allowing Mr. Lee the time to concentrate his efforts on the development of a strategy to expand, our revenues decreased but in a controlled way. It is our belief that by applying sound business practice and solid financial controls we were able to continue operations while developing an expansion strategy. Thus, we expect to satisfy our current cash requirements for the next twelve (12) months. However, we will need additional cash to implement the expansion strategy contained in our plans which includes expanding the placement/consulting services both statewide and then nationwide.

Results of Operations Ended December 31, 2004

During the year ending December 31, 2004, we had revenues of approximately $35,850.00, and our costs associated with generating revenues were approximately $16,653.40, resulting in net income of $19,196.60. Furthermore, during the year ended December 31, 2004, we generated $27,081.47 of cash flow from operating activities. During the year ended December 31, 2004 we utilized $1,292.86 of cash acquiring fixed assets. Our financing activities consisted of shareholder loans of $26,223.97 from shareholders. The net result was a net decrease of $435.36 in cash at December 31, 2004.  We utilized net operating losses of $25,442.00 for tax purposes.  This directly contributed to our having to make no provision for income taxes.  Our cash flow at the year-end was low due to the high amount of shareholder loans made during the year.  We expect this trend to stop and believe that these loans will begin to be repaid in late 2005 and early 2006.  Our expenses for officers and directors salaries have been decreased dramatically since 2002.  This was done to make the Company more profitable.  Our other major category of expenses that has decreased significantly is for education.  This has allowed us to further increase our profitability.  Our line item expenses for the last two years have remained constant and we believe that our internal controls over expenditures will keep our expenses constant relative to the prior two full years operations.  During the fiscal year 2004 we had five (5) permanent placements.  We anticipate a small decrease in business for the year 2005 due to our President, William S. Lee devoting more of his time to our strategic plan for expansion.

Liquidity & Capital Resources

Since January 1, 2004 the company has concentrated its efforts in determining if there is a sufficient niche market in Florida to support the marketing and sales of personnel placement services specializing in the technology sector as the cornerstone of its business strategy. The personnel placement market trend has held steady in both the number of large companies and the rate at which small recruiters are disappearing. Management believes it can capitalize on both these trends by utilizing a controlled growth and sound financial plan to locate and keep clients. As we begin acquisition of clients our liquidity increases in two ways. We will begin a revenue stream from placements in the technology sector as well as from our offering our services to encompass other placement segments. In the event a downturn in the market occurs, the company plans to tighten its plan on the acquisition of new clients to avoid overextending the internal resources of the company as well as straining the external resources through our banking relations at Wachovia Bank.

Our internal liquidity is provided by our operations and from shareholder loans from our President. In the event the company needs additional funds prior to our selling our primary offering, our President William Lee will provide any necessary capital.  While we are currently carrying $42,504.37 in stockholder loans from our President, Mr. Lee, this amount has decreased by over $20,000.00 during the first quarter of 2006.  The Company believes that any additional funds needed by the company will be given to the company in the form of loan repayment by Mr. Lee thereby generating additional cash for use by TRI.  The outstanding stockholder loans due to the company are non-interest bearing and are due on demand subsequent to January 1, 2008.  We do not have any written agreements for these loans and the Board of Directors does not believe that a written agreement is necessary at this time.

While the capital resources of the company are limited from a cash prospective, we believe the commitment from some of our officers and directors for guaranteeing any loan(s) necessary provides some additional liquidity. In the event a client requires additional services that would require us to need cash for personnel or equipment, to obtain personnel or equipment, our officers and directors are willing to extend their credit to accomplish the purchase. Specifically Mr. William Lee, Emily Lee, Laurel Miller and Paul Vandemortele have orally offered to assist in obtaining additional funds should they be needed and a personal guarantee is required for such funding.  These individuals have offered to guarantee an additional amount equal to the current line-of-credit at Wachovia Bank.  Any future loans guaranteed on behalf of the Company by any of these individuals must be used strictly for company expenses related to generation of business and may not be used for personal use or for loans to officers and directors.

During the third quarter of the Company's 2005 year, Management and the Board of Directors decided to implement actions previously discussed in order to further facilitate the Company’s growth and expansion. Pursuant to the Company’s Board of Directors authorization of the sale of shares of the Company’s stock at $0.01 per share to a maximum of seventy-five (75) family and close friends of the Company’s officers and directors in order to gain additional funding and involvement for the Company’s expansion, the Company continued to seek to bring in friends and family as additional shareholders/investors in the Company in order to assist in funding the Company’s endeavors. As of March 15, 2006, the Company had sold 21,000 additional shares of its common stock pursuant to this authorization. This sale was to twenty-one new purchasers of shares. Upon completion of these sales, the offering of additional stock was closed. During the third quarter of 2005, the Company’s management and Board discussed and decided that, while the expansion of its business may provide more revenue, it was still not providing sufficient cash flows to facilitate the Company’s principal objective of providing candidates to hi-tech companies. Accordingly, the Company’s Board and management decided to undertake the filing of an SB-2 Registration Statement with the Securities and Exchange Commission with the intent of registering the Company’s shares of common stock for sale to the general public in order to raise funds to pursue its business plan more effectively and efficiently. The Board and management additionally decided to target an offering of $200,000.00 to provide sufficient cash resources for the acquisition of office space, employees and equipment necessary to expand operations and provide sufficient working capital to fund operations and marketing.

In summary, the Board and management believe the Company’s expansion in its shareholder base and its growth into related supporting additional services and revenue streams (placements other than technology) will strengthen and diversify the Company. Management and the Board also believe the decision to file an SB-2 Registration Statement with the SEC will provide the Company with the additional funding needed to expedite its commitment to acquiring market share in order to become a leader in the Florida placement/consulting services market. By registering shares for sale the Company will have the opportunity to raise capital from sources other than just friends and family of the officers and directors. The Company believes it has the intellectual capital/knowledge base and a unique, well-rounded supporting infrastructure that, once adequately capitalized, will become a competitive and unique force in the existing and growing Florida technology placement market as well as the continued expansion in the national/international markets. Through the building of fee-splitting arrangements and the experience of our Officers and Director, Mr. Lee, Ms. Miller, Mr. Vandemortele and Mr. Maki and Ms. Lee, we believe that we have the knowledge and equipment to penetrate our markets for additional market share based on this experience and current and anticipated additional equipment and personnel acquisitions. Our President Mr. Lee is our only officer and director who works full-time in the company.  Our other officers and directors supply their time to the company in the form of directors meetings and their knowledge from their experience to assist the company in developing its corporate goals, financial and operational.  There is not a set number of hours worked by our officers and directors other than Mr. Lee.  The attendance at the monthly Board of Directors meeting constitute approximately 1-2 hours of their time monthly.

It is our belief that our cash flow is sufficient to sustain our current level of operations. While operations could be sustained for a long time (twelve months), there would be minimal to be distributed for the efforts of the officers and directors. To begin expansion, funds will need to be brought into the company to permit us to move forward with our expansion. Without these funds, management believes it cannot sustain expanding operations.

Although no assurances can be made, we believe that our expenses will increase proportionately to revenues during the period ending December 31, 2007.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 8.0 Directors and Executive Officers

Name	Age	Position
William Lee	65	President, Chairman of the Board of Directors (1)
Leo J. Henning	67	Director (2)
Lou Maki	60	Treasurer/Director (3)
Paul Vandemortele	60	Director (4)
Laurel Miller	62	Secretary/Director (5)
Emily Lee	58	Director (6)
(1) This is the first Directorship of a reporting company held by Mr. Lee.
(2) This is the first Directorship of a reporting company held by Mr. Henning.
(3) This is the first Directorship of a reporting company held by Mr. Maki.
(4) This is the first Directorship of a reporting company held by Mr. Vandemortele.
(5) This is the first Directorship of a reporting company held by Ms. Miller.
(6) This is the first Directorship of a reporting company held by Ms. Lee.

Background of Executive Officers and Directors

- William Lee has served as our President/Chairman of the Board of Directors since our incorporation in 1996 Mr. Lee began his tenure at the company being responsible for all of the day to day operations. This included sales, marketing for job orders, bookkeeping/accounting, interviewing of candidates and the scheduling of interviews with client companies. The responsibility of hiring and training all new employees fell on Mr. Lee. He developed the necessary job descriptions and company manual providing all the policies and procedures of the company. In coordination with his accountants he set the internal controls over the accounting and financial management of the company. During his nine (9) years as the President he developed the necessary relationships with major clients. We believe it is his communication skills that have made the company known as the quality provider in technology candidates to hi-tech companies. Our client companies have stated that it is the thorough understanding of technology positions, their requirements and Mr. Lee’s ability to match a candidates abilities to a position. It is our belief that this requires a level of communication between Mr. Lee, the client company and a candidate that demonstrates his high level of communication skills. Mr. Lee is a member of the Data Processing Management Association; National Association of Accountants; and the American Management Association.

- Leo J. Henning Director, has a Bachelor's degree in Business Administration from USAFI while he was in the Air Force and is a member of Mensa. He retired from Transport Data Services. Mr. Henning served his country with tours of Vietnam in the United States Marine Corps. He serves as our Secretary on an unpaid basis. For the last five years Mr. Henning has been president and CEO of Transportation Data Services of Appleton, WA. Mr. Henning has owned and operated this company since 1987. They provide data information services to the transportation industry. As CEO Mr. Henning is responsible for strategic operations. He has served as a director since 2003. He serves on an unpaid basis.

- Lou Maki, Treasurer/Director, has a Bachelor's degree in Marketing. Since 1983, Mr. Maki has also been the President of Maki & Co., an Executive Search firm in Vancouver, Washington, serving the Information Technology environment. As the President he is responsible for the strategic planning as well as operations of the company. Mr. Maki served as a medical officer in Vietnam with the U.S. Army Special Forces. He serves as our Treasurer and as a Director on an unpaid basis.

-Paul Vandmortele, Director, has a Bachelor of Science degree in Electrical Engineering. from Norwich Military Academy and an Master of Science degree from Massachusetts Institute of Technology. Mr. Vandemortele was a senior partner/national practice manager for Computer Science Corporation, data division, from June 1995 through June of 2002. Computer Science Corporation is a Fortune 500 consulting corporation providing hardware, software, and information technology solutions to major corporations through-out the world. In June of 2002, Mr. Vandemortele went to work for the WalMart Corporation as a store manager in South Carolina. He is responsible for staffing and store operations. Mr. Vandemortele served his country in Vietnam with the United States Marine Corps. and was a highly decorated Officer. He serves as an unpaid director for our company.

-Laurel Miller, Secretary/Director, has over 25 years experience in the solid waste management industry. As a Vice President and General Manager of Rabanco Industries, a waste management company, from June of 1976 to June of 1999, Ms. Miller was responsible for customer satisfaction, general operations, employee services, human resources, and financial management. In July of 1999 Ms. Miller became the Manager of Customer Service for Northwest Administrators, a third-party administrator of medical and pension benefits and continues is this capacity. Ms. Miller attended the University of Washington and is an ardent member of the Alumni Association. She serves as an unpaid secretary/director for our company.

-Emily Lee, Director, has served as our Vice-President since inception on March 1, 1996. She is responsible for the day to day operations as well as business development. She conducts employer and candidate recruiting as well as candidate coaching. She actively markets the company to prospective client company employers. Ms. Lee has over twenty (20) years in the staff augmentation business. As a senior account manager for Origin Technology in Business for seven years. She was responsible for the personnel placement for a large national account while at Origin.

At the present time our only full-time employee and officer/director is Mr. William Lee. Our other officers and directors provide their knowledge to assist the company on a strategic level on an unpaid basis. While these individuals do not work on a daily basis, they do provide their services as directors providing their skills and knowledge to strategic guidance for the company.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $100,000 in revenue we rely on our President William Lee for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Lee as both our company President and our audit committee financial expert is not detrimental to the Company. Mr. Lee has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Lee has gained this expertise through his formal education and experience as our President for over nine (9) years. He has specific experience coordinating the financials of the company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

DISCLOSURE CONTROLS AND PROCEDURES

While we are not required to provide this information until July of 2006, we are providing the following information. Our Board of Directors has determined that our Chairman/President, William Lee has developed disclosure controls and procedures that the full Board of Directors believes are in keeping with the intent of the regulations. As our President for over nine (9) years coordinating our company’s audits and financial statements, Mr. Lee and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2005 and 2004, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2005 and 2004, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Table 9.0 Summary Compensation

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(I)
Name and principal position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation($)
William Lee (1), President, Chairman of the Board of Directors	2005	$1,500.00	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Leo Henning (2), Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lou Maki (3), Treasurer/Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Paul Vandemortele (4) Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Laurel Miller (5) Secretary/Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Emily Lee (6) Director	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2004	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) There is no employment contract with Mr. Lee at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2) There is no employment contract with Leo J. Henning at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(3) There is no employment contract with Lou Maki at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(4) There is no employment contract with Paul Vandemortele at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(5) There is no employment contract with Ms. Miller at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(6) There is no employment contract with Ms. Lee at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Mr. William Lee, Mr. Leo J. Henning, Mr. Lou Maki, Mr. Paul Vandemortele, Ms. Laurel Miller and Emily Lee. We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of March 15, 2006, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 5.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 10.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership	Percent of Class
Title of Class	Name and Address of Beneficial Owner	Before Offering	Before Offering
Common Stock	William Lee (1) 3066 Landmark Blvd, #1305 Safety Harbor, FL 34684	278,000	27.23%
Common Stock	Leo J. Henning 12814-311th Ave. SE Sultan, WA 98294	37,000	3.62%
Common Stock	Lou Maki 7557 Delaware Lane Vancouver, WA 98664	37,000	3.62%
Common Stock	Paul Vandemortele 853 Dillard Rd Rockhill, SC 29730	37,000	3.62%
Common Stock	Laurel Miller 2018 123 Ave. SE Bellevue, WA 98005	37,000	3.62%
Common Stock	Emily Lee 3066 Landmark Blvd, #1305 Safety Harbor, FL 34684	278,000	27.23%
Common Stock	All Executive Officers and Directors as a Group (1)	704000	68.95%

 DESCRIPTION OF SECURITIES

General

Our capital stock is complete and is qualified in its entirety by our Articles of Incorporation, and By-Laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Florida law.

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value per share, of which 1,021,000 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock in the years 2004, and 2005 respectively. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any further cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 1,021,000 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933 and there will be 200,000 outstanding shares registered for sale by us in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001.

INTEREST OF NAMED EXPERTS AND COUNSEL

Randall N. Drake, C.P.A., independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, he has no direct or indirect interest in us. Mr. Drake's report is given based on his authority as an expert in accounting and auditing.

Diane J. Harrison, Esq., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has no direct or indirect interest in us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Technology Resources, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Technology Resources, Inc. by Diane J. Harrison, Esq., 6860 Gulfport Blvd. South, PMB 162, South Pasadena, Florida 33707.

EXPERTS

Certain of the financial statements of Technology Resources, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Randall N. Drake, C.P.A., independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 5, 2004, we engaged Randall N. Drake, C.P.A., ("Drake ") as our independent auditor. He is our first auditor and we have had no disagreements with Drake on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Randall N. Drake, C.P.A., P.A., as of March 31, 2006
Balance Sheet, March 31, 2005
Statement of Operations, for the Period Ended March 31, 2006
Statement of Changes in Stockholders' Equity, for the Period Ended March 31, 2006
Statement of Cash Flows, for the Period Ended March 31, 2006
Notes to the Financial Statements, March 31, 2006
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Randall N. Drake, C.P.A., P.A., as of December 31, 2005
Balance Sheet, December 31, 2005
Statement of Operations, for the Year Ended December 31, 2005
Statement of Changes in Stockholders' Equity, for the Year Ended December 31, 2005
Statement of Cash Flows, for the Year Ended December 31, 2005
Notes to the Financial Statements, December 31, 2005
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Randall N. Drake, C.P.A., P.A., as of December 31, 2004
Balance Sheet, for the Year Ended December 31, 2004
Statement of Operations, for the Year Ended December 31, 2004
Statement of Changes in Stockholders' Equity, for the Year Ended December 31, 2004
Statement of Cash Flows, for the Year Ended December 31, 2004
Notes to the Financial Statements, December 31, 2004

Randall N. Drake, C.P.A., P.A.
1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Technology Resources, Inc.

We have reviewed the accompanying balance sheet of Technology Resources, Inc. as of March 31, 2006 and the related statements of operations, stockholders’ equity, and cash flows for the three months ended March 31, 2006.  These financial statements are the responsibility of the company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA
Clearwater, Florida

June 20, 2006

Technology Resources, Inc.
Balance Sheet
For the Period Ended March 31, 2006
ASSETS
Current Assets:
Cash and Cash Equivalents	5,380.86

Total Current Assets	5,380.86
Fixed Assets:
Furniture and Equipment	19,953.93
Less: Accumulated Depreciation	(18,699.54)
Total Fixed Assets	1,254.39
Other Assets:
Due From Stockholders	42,504.37
Total Other Assets	42,504.37

TOTAL ASSETS	49,139.62

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	0.00
Line-of-Credit-Wachovia Bank (Note C)	34,061.44
34,061.44
TOTAL LIABILITIES	34,061.44
Stockholders' Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 1,021,000 issued and
outstanding	1,021.00
Paid-In-Capital	82,000.00
Retained Earnings	(67,942.82)
Total Equity	15,078.18
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	49,132.62
The accompanying notes are an integral part of these financial statements

Technology Resources, Inc.
Statement of Income
For the Period Ended March 31, 2006

Net Revenues	0.00

Operating Expenses:
Bank Service Charges	134.57
Depreciation Expense	153.99
Interest Expense	520.83
Internet Expense	180.00
Licenses and Permits	130.65
Postage and Delivery	37.00
Professional Fees	5005.00
Telephone	319.51
6,481.55

Income (Loss) From Operations	(6,481.55)

Provision for Income Taxes	0.00

Net Income (Loss)	(6,481.55)

Earnings per common share:
Net Income (Loss) per share	(0.01)

The accompanying notes are an integral part of these financial statements.

Technology Resources, Inc.
Statement of Changes in Stockholder’s Equity
For the Period Ended March 31, 2006

	Common Stock		Contributed	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2006	1,000,000	$1,000.00	$82,000.00	(61,496.77)	$21,503.23

Prior Period Adjustment:
Interest Expense				35.50	35.50
Balances at Janaury 1, 2006 Adjusted	1,000,000	$1,000.00	$82,000.00	(61,461.27)	$21,538.73

Issuance of Common Stock	21	$21.00			$21.00

Net Income (Loss)				(6,481.55)	(6,481.55)

Balances at March 31, 2006	1,021,000	$1,021.00	$82,000.00	($67,942.82)	$15,078.18

The accompanying notes are an integral part of these financial Statements.

Technology Resources, Inc.
Statement of Cash Flows
For the Period Ended March 31, 2006

OPERATING ACTIVITIES:
Net Income (Loss)	(6,481.55)
Adjustments to reconcile Net Income (Loss)
to net cash provided by operations:
Depreciation and Amortization	153.99
(Increase) Decrease in:
Accounts Receivable	0.00
Increase (Decrease) in:
Accounts Payable	(8,900.00)
Payroll Taxes Payable	(282.00)
(15,509.56)
INVESTING ACTIVITIES:
0.00
FINANCING ACTIVITIES:
Issuance of Common Stock	21.00
Shareholder Loans	20,500.00
20,521.00

NET CASH INCREASE (DECREASE) FOR THE YEAR	5,011.44

BEGINNING CASH	369.42

ENDING CASH	5,380.86

The accompanying notes are an integral part of these financial statements.

Technology Resources, Inc.
Notes to Financial Statements
March 31, 2006

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated March 1, 1996 in the State of Florida. The Company is in the business of providing placement services in the field of technical and executive personnel.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue by providing placement services in the field of technical and executive personnel. Permanent employment staffing and staff augmentation is another avenue of revenue. The Company provides these services and bills for them when a candidate is placed. The Company recognizes its revenue when a candidate is placed and its customers are billed.  At that point in time the price has been determined and collectibility is reasonably assured.  The Company has developed relationships with other companies within the industry with whom the Company works on a fee-splitting basis.  When fee-splitting occurs it is done equally between two companies.  Revenues are being reported net of any fee-splitting arrangements.

Major Customers

Historically, the Company has been reliant on three major customers to provide seventy-five percent of its revenue.

Shareholder Loans

Shareholder loans consist of amounts advanced from the Company.  These amounts are non-interest bearing and payable on demand subsequent to January 1, 2008.

 NOTE C – LINE-OF-CREDIT

The company maintains a $35,000.00 renewable line-of-credit with Wachovia Bank. The line-of-credit is secured by the personal guarantee of the company shareholders. Interest is payable monthly at a rate of 11.50% per annum. The total unused credit line available at March 31, 2006 is $938.

NOTE D: INCOME TAXES
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.  Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled. During the year ended December 31, 2005, the Corporation utilized net operating loss carryforward in the amount of $22,507. At December 31, 2005 remaining net operating loss carryforwards aggregated to a total of $1,245. which can be carried forward twenty years to offset future taxable income.

NOTE E – EARNINGS PER COMMON SHARE

Earnings (Loss) per common share of ($.01) were calculated based on a net income (loss) numerator of ($6,481.55) divided by a denominator of 1,000,007 shares of outstanding common stock.

NOTE F – STOCK ISSUANCE

On December 28, 2005 the Company’s Board of Directors authorized the sale of some stock in the company. This sale includes the sale of up to one share of common stock at $1.00 per share up to a maximum of 60 family and close friends of the officers and directors of the company. The offering will remain open for a period of up to 180 days. The officers and directors shall sell the shares and shall not use any public means of publication, the internet, prospectus, business plan or other electronic means to sell said shares. During the three month period ended March 31, 2006, 21 blocks of shares have been issued.

Randall N. Drake, C.P.A., P.A.
1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Technology Resources, Inc.

We have audited the accompanying balance sheet of Technology Resources, Inc. as of December 31, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Resources, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA
Clearwater, Florida

June 20, 2006

Technology Resources, Inc.
Balance Sheet
December 31, 2005

ASSETS
Current Assets:
Cash and Cash Equivalents	369.42

Total Current Assets	369.42
Fixed Assets:
Furniture and Equipment	19,953.93
Less: Accumulated Depreciation	(18,545.55)
Total Fixed Assets	1,408.38
Other Assets:
Due From Stockholders	62,968.87
Total Other Assets	62,968.87

TOTAL ASSETS	64,746.67

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	9,182.00
Line-of-Credit-Wachovia Bank (Note C)	34,061.44
43,243.44
TOTAL LIABILITIES	43,243.44
Stockholders' Equity:
Common Stock, $.001 par value, 1,000,000 shares
authorized, issued and outstanding	1,000.00
Paid-In-Capital	82,000.00
Retained Earnings	(61,496.77)
Total Equity	21,503.23
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	64,746.67

The accompanying notes are an integral part of these financial statements

Technology Resources, Inc.
Statement of Income
For the Year Ended December 31, 2005

Net Revenues	34,160.22

Operating Expenses:
Bank Service Charges	218.00
Contributions	0.00
Depreciation Expense	1,343.82
Insurance	(16.20)
Interest Expense	3,357.88
Internet Expense	660.00
Licenses and Permits	25.00
Office Expense	42.36
Payroll Tax Expenses	167.26
Postage and Delivery	93.98
Professional Fees	4,950.00
Repairs & Maintenance	1,033.00
Salaries - Officers	1,500.00
Taxes and Licenses	1,239.18
Telephone	1,988.89
16,603.17

Income (Loss) From Operations	17,557.05

Provision for Income Taxes	0.00

Net Income (Loss)	17,557.05
Earnings per common share:
Net Income (Loss) per share	0.02
The accompanying notes are an integral part of these financial statements.

Technology Resources, Inc.
Statement of Changes in Stockholder’s Equity
For the Year Ended December 31, 2005

	Common Stock		Contributed	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2005	1,000,000	$1,000.00	$82,000.00	(79,053.82)	$3,946.18

Net Income (Loss)				17,557.05	17,557.05

Balances at December 31, 2005	1,000,000	$1,000.00	$82,000.00	($61,496.77)	$21,503.23

The accompanying notes are an integral part of these financial statements.

Technology Resources, Inc.
Statement of Cash Flows
For the Year Ended December 31, 2005

OPERATING ACTIVITIES:
Net Income (Loss)	17,557.05
Adjustments to reconcile Net Income (Loss)
to net cash provided by operations:
Depreciation and Amortization	1,343.82
Increase (Decrease) in:
Accounts Payable	5,171.39
24,072.26
INVESTING ACTIVITIES:
0.00
FINANCING ACTIVITIES:
Shareholder Loans	(23,714.74)
(23,714.74)

NET CASH INCREASE (DECREASE) FOR THE YEAR	357.52

BEGINNING CASH	11.90

ENDING CASH	369.42

The accompanying notes are an integral part of these financial statements.

Technology Resources, Inc.
Notes to Financial Statements
December 31, 2005

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated March 1, 1996 in the State of Florida. The Company is in the business of providing placement services in the field of technical and executive personnel.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue by providing placement services in the field of technical and executive personnel. Permanent employment staffing and staff augmentation is another avenue of revenue. The Company provides these services and bills for them when a candidate is placed. The Company recognizes its revenue when a candidate is placed and its customers are billed.  At that point in time the price has been determined and collectibility is reasonably assured.  The Company has developed relationships with other companies within the industry with whom the Company works on a fee-splitting basis.  When fee-splitting occurs it is done equally between two companies.  Revenues are being reported net of any fee-splitting arrangements.

Major Customers

Historically, the Company has been reliant on three major customers to provide seventy-five percent of its revenue.

Shareholder Loans

Shareholder loans consist of amounts advanced from the Company.  These amounts are non-interest bearing and payable on demand subsequent to January 1, 2008.

 NOTE C – LINE-OF-CREDIT

The company maintains a $35,000.00 renewable line-of-credit with Wachovia Bank. The line-of-credit is secured by the personal guarantee of the company shareholders. Interest is payable monthly at a rate of 11.50% per annum. The total unused credit line available at December 31, 2005 is $938.

NOTE D: INCOME TAXES
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled. During the year ended December 31, 2005, the Corporation utilized net operating loss carryforward in the amount of $22,507. At December 31, 2005 remaining net operating loss carryforwards aggregated to a total of $1,245. which can be carried forward twenty years to offset future taxable income.

NOTE E – EARNINGS PER COMMON SHARE

Earnings (Loss) per common share of $.02 were calculated based on a net income (loss) numerator of $17,557.05 divided by a denominator of 1,000,000 shares of outstanding common stock.

NOTE F – SUBSEQUENT EVENT

On December 28, 2005 the Company’s Board of Directors authorized the sale of some stock in the company. This sale includes the sale of up to one share of common stock at $1.00 per share up to a maximum of 60 family and close friends of the officers and directors of the company. The offering will remain open for a period of up to 180 days. The officers and directors shall sell the shares and shall not use any public means of publication, the internet, prospectus, business plan or other electronic means to sell said shares. Subsequent to the year ended December 31, 2005 and as of the audit report date, 21 blocks of shares have been issued.

Randall N. Drake, C.P.A., P.A.
1981 Promenade Way
Clearwater, Florida 33760
Phone: (727) 536-4863

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Technology Resources, Inc.

We have audited the accompanying balance sheet of Technology Resources, Inc. as of December 31, 2004 and the related statements of operations, stockholders’ equity, and cash flows for the period ended December 31, 2004. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Resources, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/Randall N. Drake, CPA, PA
Randall N. Drake, CPA, PA
Clearwater, Florida

June 20, 2006

Technology Resources, Inc.
Balance Sheet
As of December 31, 2004

ASSETS
Current Assets:
Cash and Cash Equivalents	11.90
Total Current Assets	11.90
Fixed Assets:
Furniture and Equipment	19,953.93
Less: Accumulated Depreciation	(17,201.73)
Total Fixed Assets	2,752.20

Other Assets:
Due From Stockholders	39,254.13
Total Other Assets	39,254.13
TOTAL ASSETS	42,018.23
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	4,010.61
Line-of-Credit-Wachovia Bank (Note C)	34,061.44
38,072.05
TOTAL LIABILITIES	38,072.05
Stockholders' Equity:
Common Stock, $.001 par value, 1,000,000 shares
authorized, issued and outstanding	1,000.00
Paid-In-Capital	82,000.00
Retained Earnings	(79,053.82)
Total Equity	3,946.18
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	42,018.23

The accompanying notes are an integral part of these financial statements

Technology Resources, Inc.
Statement of Income
For the Year Ended December 31, 2004

Net Revenues	35,850.00
Operating Expenses:
Bank Service Charges	286.59
Contributions	100.00
Depreciation Expense	1,540.54
Insurance	917.47
Interest Expense	2,090.93
Internet Expense	660.00
Licenses and Permits	150.00
Meals and Entertainment	165.99
Office Expense	1,541.52
Postage and Delivery	235.79
Professional Fees	2,300.00
Repairs & Maintenance	1,655.98
Taxes and Licenses	44.68
Telephone	2,881.50
Travel	1,087.41
Web Service	995.00
16,653.40

Income (Loss) From Operations	19,196.60
Provision for Income Taxes	0.00

Net Income (Loss)	19,196.60
Earnings per common share:
Net Income (Loss) per share	0.02

The accompanying notes are an integral part of these financial statements.

Technology Resources, Inc.
Statement of Changes in Stockholder’s Equity
For the Year Ended December 31, 2004

	Common Stock		Contributed	Retained
	Shares	Amount	Capital	Earnings	Total
Balances at January 1, 2004	1,000,000	$1,000.00	$82,000.00	(98,250.42)	($15,250.42)

Net Income (Loss)				19,196.60	19,196.60

Balances at December 31, 2004	1,000,000	$1,000.00	$82,000.00	($79,053.82)	$3,946.18

The accompanying notes are an integral part of these financial statements.

Technology Resources, Inc.
Statement of Cash Flows
For the Year Ended December 31, 2004

OPERATING ACTIVITIES:
Net Income (Loss)	19,196.60
Adjustments to reconcile Net Income (Loss)
to net cash provided by operations:
Depreciation and Amortization	1,540.54
(Increase) Decrease in:
Accounts Receivable	5,625.00
Increase (Decrease) in:
Accounts Payable	743.33
Unemployment Taxes payable	(24.00)
27,081.47
INVESTING ACTIVITIES:
Purchase of Fixed Assets	(1,292.86)
(1,292.86)
FINANCING ACTIVITIES:
Shareholder Loans	(26,223.97)
(26,223.97)
NET CASH INCREASE (DECREASE) FOR THE YEAR	(435.36)

BEGINNING CASH	447.26

ENDING CASH	11.90

The accompanying notes are an integral part of these financial statements.

Technology Resources, Inc.
Notes to Financial Statements
December 31, 2004

NOTE A – ORGANIZATION AND NATURE OF BUSINESS

The Company was incorporated March 1, 1996 in the State of Florida. The Company is in the business of providing placement services in the field of technical and executive personnel.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company generates revenue by providing placement services in the field of technical and executive personnel. Permanent employment staffing and staff augmentation is another avenue of revenue. The Company provides these services and bills for them when a candidate is placed. The Company recognizes its revenue when a candidate is placed and its customers are billed.  At that point in time the price has been determined and collectibility is reasonably assured.  The Company has developed relationships with other companies within the industry with whom the Company works on a fee-splitting basis.  When fee-splitting occurs it is done equally between two companies.  Revenues are being reported net of any fee-splitting arrangements.

Major Customers

Historically, the Company has been reliant on three major customers to provide seventy-five percent of its revenue.

Shareholder Loans

Shareholder loans consist of amounts advanced from the Company.  These amounts are non-interest bearing and payable on demand subsequent to January 1, 2008.

NOTE C – LINE-OF-CREDIT

The company maintains a $35,000.00 renewable line-of-credit with Wachovia Bank. The line-of-credit is secured by the personal guarantee of the company shareholders. Interest is payable monthly at a rate of 11.50% per annum. The total unused credit line available at December 31, 2004 is $938.

NOTE D - INCOME TAXES
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if and when applicable, related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting.  Any deferred taxes would represent the future tax return consequences of those differences, which will either be taxable when the assets and liabilities are recovered or settled.  During the year ended December 31, 2004, the Corporation utilized net operating loss carryforward in the amount of $25,442. At December 31, 2004 remaining net operating loss carryforwards aggregated to a total of $23,752. which can be carried forward twenty years to offset future taxable income.

NOTE E – EARNINGS PER COMMON SHARE

Earnings (Loss) per common share of $.02 were calculated based on a net income (loss) numerator of $19,196.60 divided by a denominator of 1,000,000 shares of outstanding common stock.

(Outside Back Cover Page Prospectus)

Until __________, 2006 (90 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY	8
RISK FACTORS	10
Risks Related To the Company	10
(1) O Our Failure to Raise Additional Capital Will Significantly Limit Our Ability to Conduct Our Planned Expansion of Operations	10
(2) We May Not Be Able to Fully Implement Our Expansion Due to Our Lack of Managing a Large Placement Firm	10
We Have Generated Profits And Losses Since Inception But We May Never Generate Substantial Revenues or Be Profitable in the Future	10
We Are Dependent on a Key Person with No Assurance That He Will Remain with Us: Losing such a Key Person Could Mean Losing Key Business Relationships We Believe Are Necessary to Our Success	10
Our Competitors Have Greater Financial, Marketing and Distribution Resources than We Do and If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits	11
There Are Relationships Within the Personnel Placement Industry That must Be Developed, and Any Interruption in These Relationships Could Have a Significant Effect on Our Ability to Compete Effectively	11
Risks Related To This Offering	11
There Is No Public Market for Our Shares, and There Is No Assurance That One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer	11
Since We Are Selling up to 200,000 Shares of Our Common Stock on a Self-underwritten Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence	12
It May Be Difficult to Effect a Change in Control of Technology Resources, Inc. Without Current Management Consent. Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So	12
(10) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop	13
(11) Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Services Decrease	13
(12) Our Revenues Will Be Greatly Affected by the Demand in the Technology Job Market	13
(13) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth less than the Purchase Price	13
(14) There Is No Assurance That an Investor Will Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment	13
(15) The Penny Stock Rules Could Restrict the Ability of Broker-dealers to Sell Our Shares Having a Negative Effect on Our Offering	14
(16) We Have No Minimum Number of Shares That Must Be Sold Prior to Funds Being Utilized by the Corporation	14
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	18
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK	20
SELLING SECURITY HOLDERS.	20
PLAN OF DISTRIBUTION	23
DESCRIPTION OF BUSINESS	26
LEGAL PROCEEDINGS	33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	33
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	42
AUDIT COMMITTEE.	44
DISCLOSURE CONTROLS AND PROCEDURES	44
EXECUTIVE COMPENSATION	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
DESCRIPTION OF SECURITIES	47
INTEREST OF NAMED EXPERTS AND COUNSEL	49
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	49
LEGAL MATTERS	49
EXPERTS	49
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	50
WHERE YOU CAN FIND MORE INFORMATION	50
FINANCIAL STATEMENTS.	51
SIGNATURES	79

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do not include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Technology Resources, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$100.00
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$2,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$25,000.00
Transfer Agent's Fees and Expenses	$2,000.00
Miscellaneous	$2,000.00
Total	$41,100.00

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 26. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Technology Resources, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no underwriter discounts or commissions were paid in connection with the sale of any securities.

The following securities of Technology Resources, Inc. were issued by TRI within the past three (3) years and were not registered under the Securities Act of 1933:

(a) During the third quarter of 2005 the Board of Directors authorized the sale of seventy-five (75) additional shares of stock. The sale of stock to twenty-one (21) individuals was issued from the authorized capital stock for additional paid-in-capital. There were no further sales from the total of seventy-five authorized by the Board of Directors. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the President, William Lee. Each individual had specific knowledge of the Company’s operation that was given to them personally by the President, William Lee. Each individual is considered educated and informed concerning small investments, such as the $1.00 investment in our company. Upon receipt of the executed subscription agreements the sale of any additional shares was closed by the Board of Directors.  Each purchaser has been sent a letter by our President William S. Lee setting forth all resale restrictions in the event a selling security holder wishes to sell their shares.

Name of Stockholder	Shares Received	Consideration	Date of Purchase
Caroline Czyz	1	$1.00 Check	02-21-06
Kirk Counard	1	$1.00 Check	02-20-06
Steve Celuch	1	$1.00 Check	03-26-06
Jerry Costello	1	$1.00 Check	02-20-06
Robert Kennedy	1	$1.00 Check	02-21-06
Davis Burritt	1	$1.00 Check	02-22-06
Nona Lamb	1	$1.00 Check	02-21-06
David Lamb	1	$1.00 Check	02-21-06
Steven Lamb	1	$1.00 Check	02-24-06
Jeffrey Osborn	1	$1.00 Check	02-25-06
James Galloway	1	$1.00 Check	02-21-06
Molly Galloway	1	$1.00 Check	02-21-06
Joe Fernandez	1	$1.00 Check	02-22-06
Kim Fernandez	1	$1.00 Check	02-22-06
Dave Durham	1	$1.00 Check	02-21-06
Richard George	1	$1.00 Check	02-21-06
Jenny George	1	$1.00 Check	02-21-06
Audrey Poli	1	$1.00 Check	02-21-06
Joe Poli	1	$1.00 Check	02-21-06
Kim Hitchcock	1	$1.00 Check	02-22-06
Linda Hitchcock	1	$1.00 Check	02-22-06

Item 27. Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation* Previously Filed
3.2	By-Laws* Previously Filed
3.3	Original Articles of Incorporation* Previously Filed
3.4	Amended Articles of Incorporation* Previously Filed
5.2	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
10.1	Affinion Agreement
10.2	Agent Logic Contract
10.3	Booz Allen Hamilton Agreement
10.4	Knightsbridge Contract
10.5	Pacific Crest Agreement
10.6	Pacific Crest Addendum
10.7	Macro Solutions Agreement
10.8	Macro Solutions Addendum
10.9	Maki & Co. Agreement
10.10	White Agreement
23.2	Consent of Experts and Counsel: Independent Auditor's Consent by Randall N. Drake, C.P.A.* Previously Filed
24.2	Power of Attorney (included in the signature page of this registration statement)* Previously Filed
99.1	Form Letter to Selling Security Holders* Previously Filed
99.2	Blank Fee Split Agreement* Previously Filed

Item 28. Undertakings

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Harbor, State of Florida, on July 6, 2006.

(Registrant) Technology Resources, Inc.
By: /s/ William Lee
William Lee
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/William Lee	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	July 6, 2006
William Lee
/s/Laurel Miller	Secretary/Director	July 6, 2006
Laurel Miller
/s/Lou Maki	Treasurer/Director	July 6, 2006
Lou Maki